UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant []
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[]  Preliminary Proxy Statement
[]Confidential,for Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
[x]   Definitive Proxy Statement
[]   Definitive Additional Materials
[]   Soliciting Material Pursuant to 240.14a-12

KAVILCO INCORPORATED
(Name of Registrant as Specified In Its Charter)

Frederick Otilius Olsen, Jr.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X] No fee required.
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calculated and state how it was determined): NA
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Total fee paid: NONE
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Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid: NONE
Form, Schedule or Registration Statement No.: DEFC14A
Filing Party: Frederick Otilius Olsen, Jr.
Date Filed: 10/19/12


Frederick Otilius Olsen, Jr.
P.O. Box 371
Kasaan, Alaska 99950-0340
(907)617-9941

October 2012

To Shareholders:

I am running as an independent candidate for Kavilco's Board of Directors. Whether or not you are able to attend Kavilco, Incorporated's 2012 Annual Meeting, it is important that your views be represented.

I am one of Kavilco's original 120 Shareholders and hold 100 shares of Class A stock. The continued financial success of our Corporation matters to me a great deal.

From our Mission Statement, we must provide dividends and preserve assets for all generations. Besides our investment portfolio, our assets include our land and our Kasaan Haida heritage. Without our village, especially Old Kasaan, and the land within our Customary and Traditional use areas, Kavilco would not exist. We must do more to maintain and promote our Kasaan Haida identity, otherwise we become just another corporation out there.

Kavilco is unusual among investment companies in that we own thousands of acres of valuable land. Without the timber sales of the 1970s, we would not have the money we do now. We must be proactive in making sure our trees will be ready for the greatest potential future harvests.

We can continue and improve our financial success, as well as honor our Kasaan ancestors by protecting their legacy for our future. Your representatives on Kavilco's Board of Directors will help decide whether or not we succeed.

Please vote, date, sign, and return this GREEN Proxy Card in the envelope provided. Remember: Your LAST VOTE is the one that will count.

Sincerely,


FREDERICK OTILIUS OLSEN, JR.
Frederick Otilius Olsen, Jr.

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FREDERICK OTILIUS OLSEN, JR. PROXY STATEMENT
Solicitation by FREDERICK OTILIUS OLSEN, JR. for the 2012 KAVILCO, INCORPORATED Annual Meeting of Shareholders

FREDERICK OTILIUS OLSEN, JR. furnishes this Proxy Statement in connection with the solicitation of proxies to be used at the KAVILCO INCORPORATED (the Corporation) Annual Meeting of Shareholders (the Meeting) to be held at the Cape Fox Lodge, 800 Venetia Way, in Ketchikan, Alaska, on November 3, 2012 at 1:00 PM, and at any adjournment thereof.

The principal executive offices of the Corporation are located at One Union Square, 600 University Street, Suite 3010, Seattle, WA, 98181-1129. Only Shareholders of record with Class "A" stock at the close of business on October 5, 2012, will be entitled to vote at the Meeting and at all adjournments thereof.

FAMILY

Born in Ketchikan, Alaska, I am one of the original Kavilco Shareholders and have a life-long interest in my Kasaan heritage. My father and his siblings came from and grew up in Kasaan. I was raised and schooled in Ketchikan but went to Juneau-Douglas High School in Juneau, graduating in 1979. For ten full summers, I trolled commercially with my father on his F/V SPRING and F/V OCEAN DANCER.

My father's grandfather, Joseph Jones, was born in Karta Bay and his family lived in Old Kasaan. Joseph Jones had two daughters, Margaret and Pauline. Margaret was my father's mother. Current members of the Corporation's Board are also related to Margaret: Jeane Breinig, Ramona Hamar, Laird Jones, and Louis Jones, Sr. Ramona Hamar, Louis Jones, Sr., and I are first cousins. Jeane Breinig and Laird Jones are more indirect cousins of mine. Of course, none of us have any deals regarding a position on the Corporation's Board of Directors.

My great-grandfather Joseph Jones' brother Peter had a daughter Annabelle. Annabelle married David Peele, who was Chief Son-i-Hat's grandson. Annabelle was my grandmother's cousin.

I am FOR KAVILCO. My uncle Bob and my father have both served as Vice President. My aunt Helen (Olsen) Dailey and my sister Kristine (Olsen) Mooney have previously served on the Board. I want KAVILCO to be as healthy and profitable as possible.

For more information about directors' compensation and other information required to be disclosed under federal securities laws, please see the Corporation's definitive proxy statement filed with the SEC.

EXPERIENCE

From 1992, I had traveled mostly at my own expense to photographically document Kasaan and surrounding area as well as record our endangered Haida language. From 1994 to 2009, I lived in the New York City area (Brooklyn 1994-2003; Jersey City, NJ 2004-2009). I worked as a Camera Operator and Director of Photography. Most of my work was nationally-televised or shown in the New York City market.

For two years, I taught Digital Cinematography at the School of Visual Arts in Manhattan. During my time in NYC, I also produced and directed my own documentaries, including GASA'AAN XAADAS GUUSUU (2002) and SURVIVING SOUNDS OF HAIDA (2007). These short movies feature Kasaan descendants talking about their Kasaan experiences as well as sharing their knowledge of our Haida language. Most of the elders in the two documentaries have died. Because of the advanced age of our remaining elders, it became evident to me that I needed to move back to Alaska, in order to do more of this work.

Since 2009 to present, I am employed by the Organized Village of Kasaan (OVK), a federally recognized Tribe, as the Cultural Resources Coordinator. (Organized Village of Kasaan, P.O. Box 26, Kasaan, AK 99950-0340)
I recently produced and directed a documentary about the history of Naay I'waans, Chief Son-i-Hat Whale House, near Kasaan. We will show the program at the Annual Meeting dinner. As part of my duties as Cultural Resources Coordinator, I am deeply involved with the Naay I'waans restoration project.
I will do all I can to see that the building gets restored in the most historically accurate manner.

I managed the Neighborhood Revitalization grant which produced the new watchman totem, Kasaan's new "Welcome Sign" near the Kasaan harbor. I oversee OVK's NAGPRA program, responsible for hiring and supervising employees as well as creating and overseeing budgets and reporting to grantors.

Since 2010, I am a member of OVK's Tribal Council. The Tribal Council governs the Tribe, conducts business with other Tribes and state and federal governmental agencies, defines policy and procedures for the Tribe, and approves all budget matters. I am currently the OVK Tribal Council Sergeant at Arms.

FREDERICK OTILIUS OLSEN, JR. PROXY STATEMENT
Solicitation by FREDERICK OTILIUS OLSEN, JR. for the 2012 KAVILCO, INCORPORATED Annual Meeting of Shareholders

Over the years, many elders had mentioned to me the importance of the Alaska Native Brotherhood (ANB), the oldest civil rights organization in the USA. Alaska Natives owe many rights now enjoyed to the ANB's struggles. In 2010, a group of us reactivated Kasaan's ANB Camp. I was elected President of Kasaan Camp 11. In October 2010, Kasaan was represented at ANB's Grand Camp convention for the first time since 1951. I have represented Kasaan Camp 11 as its President at the last 3 conventions.

In June 2011, I became Kasaan's representative on the Board of Directors for the Southeast Alaska Regional Health Consortium (SEARHC). The Board is responsible for hiring and overseeing the CEO/President, approving all policy and procedures, approving the operating budget, and providing the highest quality health services in partnership with Native people. SEARHC, a $100+ million organization, was in a bad financial position, struggling to make payroll. Last year, I served on the SEARHC CEO selection committee. We selected Charles Clement, originally from Metlakatla, as our new CEO/President and he has helped turn SEARHC back to a stable footing. In June of this year, I was elected Chairman of the Board by my fellow Board members. I was re-elected to a full one year term on October 11, 2012. Our Fiscal Year 2013 budget is nearly $130 million.
(SEARHC, 3245 Hospital Drive, Juneau, AK 99801)

WHY VOTE FOR ME?

I feel compelled to run for the Corporation's Board of Directors because we can do more to preserve, protect, and promote our Kasaan culture and heritage. It is NOT too late but time is precious. We have so few elders left from which to collect knowledge. We have sacred sites neglected in the woods. We have begun to restore Naay I'waans (the Whale House). We, as Shareholders of the Corporation, collectively, own our land and these sites. Our Board of Directors must diligently oversee our heritage just as they currently devote all of their time to investing money.

Money matters, too. We can make money and honor our Kasaan roots. These do not have to be mutually exclusive. Kavilco has done okay investing and reinvesting the profits made back in the 1970s and 1980s. We have done well, better than many corporations formed out of ANCSA. Of course, we can do more to produce revenue. In the future, we will be in position to sell timber again. We must do all we can to maximize profits from the future harvests by managing the land with commercial thinning and other methods.

Traditionally, our commerce and our culture were intertwined. Our Corporation has done well financially and I will not forget. I will work to improve upon our past success. But we should not let money become our only memory of Kasaan's important heritage, a heritage not born from timber sales in the 1970s but out of the culture, language, art, struggles, and traditions of our Kasaan ancestors who lived in the Kasaan area for centuries.

Most residents of Old Kasaan did not live to see Kavilco or its financial benefits. Some elders from Kasaan and other Kasaan residents did not become Kavilco Shareholders.

We must remember that, because of our land and legacy, Kavilco is different than the average SEC registered investment company. Our Corporation does not belong to us as much as it belongs to our children and grandchildren. We must be the caretakers. If our Corporation fails, what becomes of our land?

Kavilco owns much land in the customary and traditional use areas of the Kasaan Haida people. Our land had the timber we sold. This land came to us from the US Government but only because our ancestors first lived and built Kasaan's legacy as one of a few Haida villages in what later became Alaska. Now, only two Haida villages remain inhabited: Hydaburg and Kasaan.

We need to better protect and preserve sacred sites within our territory, as well as look for business and cultural opportunities available within appropriate areas. We can do many of these things without spending our corporation's money, too. Our Board of Directors could do more to encourage our Shareholders and other Kasaan descendants to visit Kasaan and to take part in Kasaan cultural activities.

PLEASE VOTE FOR ME.

With your support, I will work within the Corporation's tight financial constraints to preserve and advance our Haida culture. We can continue to achieve financial success as well as promote, support, and initiate cultural heritage endeavors by and for the Haida people. With the earned respect through 35 years of documented achievement, Kavilco (and its Kasaan Haida Heritage Foundation) could have much more cultural influence than at present.

We also need to make sure we are doing all we can to maximize our profits.

ELECTION OF DIRECTORS

The Board of Directors manages the business of the Corporation. I, Frederick Otilius Olsen, Jr., AM ASKING FOR YOUR VOTES. This Proxy Statement with the GREEN Proxy Card is being mailed or given in person to Shareholders. I will pay for the costs of this solicitation, including my attorney, mailing, and all other fees and/or expenses.

GENERAL INFORMATION (Voting of Proxies)

If a Proxy Card is properly signed by a stockholder and is not revoked, the shares represented thereby will be voted at the Meeting in the manner specified on the proxy and such shares will be voted by the persons designated therein.

The Corporation uses cumulative voting. For example, if you own 100 shares of Class A stock, you would be allowed a total of 300 votes. All shares multiplied by 3 equals the total number of votes. You can vote all your shares to one nominee/candidate or divide amongst those listed on the Proxy Card.

The Corporation will use a BLUE Proxy Card. My Proxy Card is GREEN. You may notice the Corporation does not include me on its BLUE Proxy Card. Please
Understand: The Corporation is not required to include me on its Proxy Card, EVEN THOUGH I AM LEGALLY RUNNING and have filed with the Security Exchange Commission (SEC) to compete in this election for a position on the Corporation's Board of Directors. I am an independent candidate and the Corporation only supports its own nominees. This is legal for companies registered under the Investment Company Act of 1940

Your votes on my GREEN Proxy Card WILL COUNT, if you use it to properly vote, sign, date, and return it in time to be voted at the Meeting. YOUR LAST VOTE IS THE ONE THAT COUNTS. Even if you vote, sign, and return a BLUE Proxy Card, you may still vote the GREEN Proxy Card at a later date.

The proxy may be revoked by the stockholder at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of the Corporation or by duly executing and delivering to the Secretary of the Corporation a proxy bearing a later date or BY VOTING IN PERSON at the Meeting.

Whichever Proxy Card you use, PLEASE, vote DIRECTED. I have included the Corporation's candidates on the GREEN Proxy Card so that you may divide your shares as you see fit. Of course, I ask for as many of your votes as possible. However, feel free to divide your shares amongst the various nominees. The Corporation allows Discretionary Voting on the BLUE Proxy Card. This allows the Corporation to vote your shares. If you use this method, the Corporation, not you, decides how to divide your votes, to the best advantage of its nominees. Voting DIRECTED makes your voice heard.
Hawaa! Thank You!

FREDERICK OTILIUS OLSEN JR.
Frederick Otilius Olsen, Jr.

FREDERICK OTILIUS OLSEN JR. PROXY
Solicitation by FREDERICK OTILIUS OLSEN, JR.
for the 2012 KAVILCO, INCORPORATED Annual Meeting of Shareholders

The undersigned hereby appoints FREDERICK OTILIUS OLSEN, JR. {P.O. Box
371, Kasaan, Alaska 99950-0340} with full power of substitution, as proxy for the undersigned, to attend the Annual Meeting of Shareholders of KAVILCO INCORPORATED, a village corporation within the Sealaska region, organized pursuant to the Alaska Native Claims Settlement Act (ANCSA), to be held at the Cape Fox Lodge, 800 Venetia Way, in Ketchikan, Alaska on Saturday November 3, 2012, at 1 PM, or any adjournment thereof, and to vote the number of votes that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

(1) TO VOTE DIRECTED in the manner set forth below for the election of the Nominees for the Board of Directors of the Corporation for three-year terms ending in 2015.

Nominee                           Number of Shares  X 3 =  Number of Votes Cast

Frederick Otilius Olsen, Jr.             __________ X 3 =   _____________
John Campbell                            __________ X 3 =   _____________
Kenneth Gordon                           __________ X 3 =   _____________
Louis Jones, Sr.                         __________ X 3 =   _____________

(2) To ratify the selection of Peterson Sullivan LLP as the independent public accountants
of the Corporation.         FOR  [ ]      AGAINST  [ ]      ABSTAIN  [ ]

FREDERICK OTILIUS OLSEN, JR. knows of no other matters to be considered by the Shareholders. If you sign the proxy and return it without indicating how you wish to vote, your proxy will be cast for your total number of possible votes to FREDERICK OTILIUS OLSEN, JR.


Full Name: ___________________________________________________________________
Class of Stock: ___A___

Number of Shares: _________

Dated: ________________, 2012

SIGNATURE:  __________________________________________________________________
(Sign your full name as it appears above)

As Custodian For:_____________________________________________________________
(Minor's name if applicable)

When signing as custodian for a minor, or as executor, administrator, attorney, trustee, or guardian, please write your full title as such. If your name appears as "John A. Smith, Sr., as custodian for John A. Smith, Jr.", sign "John A. Smith, Sr., as custodian for John A. Smith, Jr."

Only Proxies properly returned will be voted. Your proxy will be voted as you direct. YOUR PROXY WILL NOT BE COUNTED UNLESS YOU SIGN YOUR NAME IN THE PROXY SIGNATURE FIELD PROVIDED.

You have the option of voting your Proxy by mail or in person--it is easy and confidential. Vote by (1) marking your nominee selection(s) by assigning a number of shares/votes to the designated nominee on the appropriate line(s); or (2) checking the appropriate box. (see other side)


Vote by Mail: Return Proxy in Return Envelope provided.

Mail to:  Frederick O. Olsen, Jr.
          332-A Sunset Drive
          Ketchikan, Alaska 99901

Mailed Proxies must be received in time to be delivered to the Annual Meeting.

Vote in Person: Return Proxy in Person to the KAVILCO INCORPORATED Annual Meeting at the Cape Fox Lodge, 800 Venetia Way, in Ketchikan, Alaska, on November 3, 2012 at 1:00 PM. (Registration begins at 11:00 AM)

If you vote by more than one method, only the last vote received will count.